UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF l934
Shutterfly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3330068

State of incorporation or organization)	(IRS Employer Identification No.)

2800 Bridge Parkway, Suite 101 Redwood City, CA	94065

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-135426.
     Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

(Title of Class)

Item 1.     Description of Registrant’s Securities to be Registered.
     A description of the registrant’s common stock is incorporated herein by reference to the section entitled “Description of Capital Stock” of the registrant’s registration statement on Form S-1 (File No. 333-135426) as originally filed with the Securities and Exchange Commission on June 29, 2006, and as subsequently amended (the “Form S-1”), and in the prospectus to be filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus will constitute a part of the registrant’s Form S-1.
Item 2.     Exhibits.
     No exhibits are required to be filed, because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 15, 2006	SHUTTERFLY, INC.
	By:	/s/ Jeffrey T. Housenbold
Jeffrey T. Housenbold
Chief Executive Officer and President